Exhibit 99.1

Press Release

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For further information:

Don Hardison	Melissa Hill
President and CEO	Media
EXACT Sciences Corporation	Porter Novelli Life Sciences
P: (508) 683-1270	P: (858) 527-3482
E:dhardison@exactsciences.com	E : mhill@pnlifesciences.com

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Colon Cancer Screening Guidelines Review
Expected to Conclude in September 2006

Process Extended to Issue Single Update
on Multiple New Technologies

Marlborough, MA - (June 20, 2006) - EXACT Sciences Corporation (Nasdaq: EXAS) announced today that it has received formal notification from the American Cancer Society Colorectal Cancer Advisory Committee and the U.S. Multi-Society Task Force on Colorectal Cancer (ACS-MSTF) that they intend to submit for publication a single, broad guidelines update in September. The update is expected to address multiple new colon cancer screening technologies.

Having commenced its review of stool DNA screening and fecal occult blood testing last week in Atlanta as planned, the ACS-MSTF indicated that it now intends to continue its deliberations and issue final recommendations on screening guidelines, following its review of endoscopic and radiologic screening in September. The ACS-MSTF confirmed that following the September meeting, it intends to submit the final guidelines revision for publication with the goal of having it published “as soon as possible” thereafter.

The ACS-MSTF requested follow-up information from EXACT Sciences and others regarding each of the fecal-based technologies reviewed last week. The information requested from EXACT Sciences relates, primarily, to its most advanced technology that recently demonstrated 88% sensitivity, as reported at Digestive Disease Week in May. EXACT intends to have this additional information to the ACS-MSTF by June 30th.

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer. Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population. Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high. EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Marlborough, Mass. PreGen-Plus(TM) has not been approved or cleared by the Food & Drug Administration.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its ability to satisfy the informational and other requirements of the American Cancer Society and U.S. Multi-Society Task Force on Colorectal Cancer in a timely manner, if at all. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, the clinical performance and market acceptance of its technologies; the inclusion of stool-based DNA screening in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using stool-based DNA screening; competition; the ability to comply with federal and state statutes and regulations relating to EXACT Sciences’ products and services, including FDA requirements, the U.S. Department of Transportation and the Clinical Laboratory Improvement Amendments; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC.

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